Exhibit 99.1

Exela Technologies Announces Receipt of Notification Letter

from Nasdaq Due to Timing of Filing on Form 10-K

IRVING, Texas, Apr. 3, 2020 – Exela Technologies, Inc. (“Exela”) (NASDAQ: XELA), a location-agnostic global business process automation (BPA) leader across numerous industries, today announced that on April 2, 2020, the Company received an anticipated notice (the “Notice”) from the Staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”), it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires timely filing of periodic reports with the SEC.

In the Notice, Nasdaq indicated that the Company has 60 calendar days from the date of the Notice (or until June 2, 2020) to submit a plan to regain compliance with Nasdaq’s continued listing requirements. If such a plan is timely submitted by the Company, the Nasdaq staff may grant the Company up to 180 calendar days from the due date of the Form 10-K, or until September 28, 2020, to regain compliance.

About Exela Technologies

Exela is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. With foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry department solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and public sectors. Through cloud-enabled platforms, built on a configurable stack of automation modules, and over 22,000 employees operating in 23 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the estimated or anticipated future results and benefits of the Business Combination, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading “Risk Factors” in Exela’s most recently filed Annual Report on Form-10-K filed with the Securities and Exchange Commission. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

Find out more at www.exelatech.com.

Follow Exela on LinkedIn: https://www.linkedin.com/company/exela-technologies/

Follow Exela on Twitter: https://twitter.com/exelatech

Media Contact: Kevin McLaughlin
E: kevin.mclaughlin@icrinc.com
T: 646-277-1234

Investor Contact: William Maina
E: IR@exelatech.com
T: 646-277-1236